UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 10, 2016)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2016, CIT Group Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Livingston, New Jersey.  A total of 201,586,795 shares of the Company’s common stock were entitled to vote as of March 14, 2016, the record date for the Annual Meeting. There were 183,126,929 shares present in person or by proxy, which constituted approximately 90.84% of the total votes entitled to be cast, at the Annual Meeting, at which the stockholders were asked to vote on six proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

With respect to the election of the following nominees as Directors of the Company to hold office for a term of one year, or until the next annual meeting of stockholders:

	Shares Voted
	For	Against	Abstain	Broker Non-Votes
Ellen R. Alemany	153,348,805	9,371,654	15,886,932	4,519,538
Michael A. Carpenter	175,779,974	722,934	2,104,483	4,519,538
Alan Frank	176,187,194	383,034	2,037,163	4,519,538
William M. Freeman	160,088,993	16,412,606	2,105,792	4,519,538
Steven T. Mnuchin	175,798,325	769,312	2,039,754	4,519,538
R. Brad Oates	162,490,003	14,070,205	2,047,183	4,519,538
John J. Oros	176,171,975	397,195	2,038,221	4,519,538
Marianne Miller Parrs	161,451,781	15,054,000	2,101,610	4,519,538
Gerald Rosenfeld	161,351,898	15,149,916	2,105,577	4,519,538
Vice Admiral John R. Ryan, USN (Ret.)	160,575,010	15,997,143	2,035,238	4,519,538
Sheila A. Stamps	162,910,418	724,245	14,972,728	4,519,538
Peter J. Tobin	161,804,547	14,697,714	2,105,130	4,519,538
Laura S. Unger	160,371,409	16,134,521	2,101,461	4,519,538

Based on the votes set forth above, each of the nominees set forth above were duly elected to serve as directors of the Company for a one year term, or until their respective successors have been duly elected and qualified at the next annual meeting of stockholders of the Company.

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and external auditors for the year ending December 31, 2016 received the following votes:

For	Against	Abstain
179,048,597	2,044,353	2,033,979

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and external auditors to serve for the year ending December 31, 2016 was duly ratified by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote on the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
156,570,184	19,830,749	2,206,458	4,519,538

Based on the votes set forth above, the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

Proposal 4. Approval of the CIT Group Inc. 2016 Omnibus Incentive Plan.

The proposed CIT Group Inc. 2016 Omnibus Incentive Plan, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
156,274,372	7,268,034	15,064,985	4,519,538

Based on the votes set forth above, the CIT Group Inc. 2016 Omnibus Incentive Plan, as set forth in the Company’s proxy statement for the Annual Meeting, was approved by the stockholders.

Proposal 5. Approval of an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause.

The proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
176,087,210	488,436	2,031,745	4,519,538

Based on the votes set forth above, the amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause, was approved by the stockholders.

Proposal 6. Approval of an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision.

The proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
176,318,029	239,505	2,049,857	4,519,538

Based on the votes set forth above, the amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision, as set forth in the Company’s proxy statement for the Annual Meeting, was approved by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Robert J. Ingato
Robert J. Ingato
Executive Vice President, General Counsel
& Secretary

Dated: May 10, 2016